EXHIBIT 99.1

AutoZone First Quarter Sales up 4.0%; Same Store Sales up 1%; Adjusted EPS up 1.2%

MEMPHIS, Tenn., Dec. 6, 2005 (PRIMEZONE) -- AutoZone, Inc. (NYSE:AZO) today reported sales of $1.338 billion for its fiscal first quarter (12 weeks) ended November 19, 2005, up 4.0% from fiscal first quarter 2005. Same store sales, or sales for domestic stores open at least one year, were up 1% for the quarter. Operating margin decreased 148 basis points from last year to 15.3%, while operating profit decreased 5.1% over the prior year.

Net income for the quarter decreased 6.7% over the same period last year to $114.4 million, while diluted earnings per share declined 2.3% to $1.48 per share from $1.52 per share reported in the year-ago quarter.

For the quarter, gross profit, as a percentage of sales, was 49.0% (versus 48.3% last year). The improvement in comparable gross margin was largely due to the Company's ongoing category management initiatives as well as reduced sales of non-core, lower-margin merchandise. Operating expenses, as a percentage of sales, were 33.6% (versus 31.4% last year). The increase in operating expenses reflects a $2.8 million hurricane related charge, and $3.7 million in share-based expenses resulting from the adoption of the Financial Accounting Standards Board ("FASB") Statement No. 123(R), "Share-Based Payments." On a comparable basis, adjusted operating expenses were 33.2% or 171 basis points over last year. The increase in comparable operating expenses reflected both short-term expenditures and longer-term efforts to improve the customer shopping experience, from expanding hours of operation to continuing to improve the in-store merchandising presentation.

Excluding this quarter's hurricane and share-based expenses, adjusted operating profit decreased 2.1%, while adjusted diluted earnings per share increased 1.2% to $1.54 versus the year-ago quarter of $1.52.

Under its ongoing share repurchase program, AutoZone repurchased 123 thousand shares of its common stock for $9.8 million during the first quarter, at an average price of $80 per share. Since 1998 cumulative share repurchases have totaled $4.1 billion, or 87.2 million shares at an average price of $47 per share.

The Company's gross per store inventory level (the reported balance sheet inventory, which is total inventory less supplier owned pay-on-scan) as of November 19, 2005, was $455 thousand versus $464 thousand last year. Net inventory, defined as merchandise inventories less accounts payable, increased on a per store level to $45 thousand from $40 thousand last year. AutoZone continues programs to provide excellent product availability while effectively financing appropriate inventory levels.

"Our quarter began back in September on a very unfortunate note," said Bill Rhodes, President and Chief Executive Officer. "Two hurricanes impacted our stores in Louisiana, Mississippi, and Texas. In total, AutoZone had over 125 stores impacted in some form while over 160 AutoZoners were displaced from their homes following the storms. While our AutoZoners provided amazing support to get us back up and running, we unfortunately still have 13 locations closed due to the storms.

"During the quarter, we took specific actions to improve the customer shopping experience, and we are pleased with the initial response from our customers and AutoZoners. Our operating margin reflects the actions we took to improve the in-store customer experience. We increased training, placed additional focus on improving the appearance of our stores, and we intensified efforts to drive our unique and powerful culture. We will maintain our disciplined approach to growing operating earnings over the long term and utilizing our capital effectively, while striving to create the best shopping and working environment within the industry," continued Bill Rhodes, President and Chief Executive Officer.

During the quarter ended November 19, 2005, AutoZone opened 33 new stores and replaced 3 stores in the U.S. while opening 3 new stores in Mexico. Additionally, the Company has 13 U.S. stores still closed due to hurricane-related damage. As of November 19, 2005, the Company had 3,612 domestic stores and 84 stores in Mexico.

AutoZone is the nation's leading retailer of automotive parts and accessories. Each store carries an extensive product line for cars, sport utility vehicles, vans and light trucks, including new and remanufactured automotive hard parts, maintenance items, accessories, and non-automotive products. Many stores also have a commercial sales program that provides commercial credit and prompt delivery of parts and other products to local, regional and national repair garages, dealers, and service stations. AutoZone also sells the ALLDATA brand diagnostic and repair software. On the web, AutoZone sells diagnostic and repair information, and auto and light truck parts through www.autozone.com. AutoZone does not derive revenue from automotive repair or installation.

AutoZone will host a one-hour conference call this morning, Tuesday, December 6, 2005, beginning at 10:00 a.m. (EDT) to discuss the first quarter results. Investors may listen to the conference call live and review supporting slides on the AutoZone corporate website, www.autozoneinc.com by clicking "Investor Relations," "Conference Calls." The call will also be available by dialing (210) 839-8923. A replay of the call and slides will be available on AutoZone's website. In addition, a replay of the call will be available by dialing (402) 220-4124 through Tuesday, December 13, 2005, at 11:59 p.m. (EDT).

This release includes certain financial information not derived in accordance with generally accepted accounting principles ("GAAP"). This information should not be considered a substitute for any measures derived in accordance with GAAP. The Company believes that this information is useful to investors as it indicates more clearly the Company's comparative year-to-year operating results. Management manages the Company's debt levels to a ratio of adjusted debt to EBITDAR, as shown on the attached tables. This is important information for the Company's management of its debt levels. We have included a reconciliation of this information to the most comparable GAAP measures in the accompanying reconciliation tables.

Certain statements contained in this press release are forward-looking statements. Forward-looking statements typically use words such as "believe," "anticipate," "should," "intend," "plan," "will," "expect," "estimate," "project," "positioned," "strategy," and similar expressions. These are based on assumptions and assessments made by our management in light of experience and perception of historical trends, current conditions, expected future developments and other factors that we believe to be appropriate. These forward-looking statements are subject to a number of risks and uncertainties, including without limitation: competition; product demand; the economy; the ability to hire and retain qualified employees; consumer debt levels; inflation; weather; raw material costs of our suppliers; gasoline prices; war and the prospect of war, including terrorist activity; availability of consumer transportation; construction delays; access to available and feasible financing; and our ability to continue to negotiate pay-on-scan and other arrangements with our vendors. Forward-looking statements are not guarantees of future performance and actual results; developments and business decisions may differ from those contemplated by such forward-looking statements, and such events could materially and adversely affect our business. Forward-looking statements speak only as of the date made. Except as required by applicable law, we undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. Actual results may materially differ from anticipated results. Please refer to the Risk Factors section of AutoZone's Form 10-K for the fiscal year ended August 27, 2005, for more information related to those risks.

 AutoZone's 1st Quarter Highlights - Fiscal 2006

 Condensed Consolidated Statements of Operations
 1st Quarter
 (in thousands, except per share data)

                             GAAP Results            Adjustments
                       -----------------------   ----------------------
                           12 Weeks Ended            12 Weeks Ended
                       -----------------------   ----------------------
                        Nov. 19,      Nov. 20,    Nov. 19,    Nov. 20,
                          2005         2004       2005(a)       2004
                       ----------   ----------   ---------    ---------
 Net sales             $1,338,076   $1,286,203   $      --    $      --
 Cost of sales            682,547      665,402          --
                       ----------   ----------   ---------    ---------
 Gross profit             655,529      620,801          --           --
 Operating,
  SG&A expenses           450,236      404,488      (6,539)          --
                       ----------   ----------   ---------    ---------
 Operating profit
  (EBIT)                  205,293      216,313       6,539           --
 Interest expense,
  net                      23,739       21,790          --           --
                       ----------   ----------   ---------    ---------
 Income before taxes      181,554      194,523       6,539           --
 Income taxes              67,180       72,000       2,420
                       ----------   ----------   ---------    ---------
 Net income            $  114,374   $  122,523   $   4,119    $      --
                       ==========   ==========   =========    =========
 Net income per share:
  Basic                $     1.49   $     1.54   $    0.06    $      --
  Diluted              $     1.48   $     1.52   $    0.06    $      --
 Weighted average
  shares outstanding:
   Basic                  76,588        79,711
   Diluted                77,152        80,748

                                                     Adjusted
                                           ---------------------------
                                                  12 Weeks Ended
                                           ---------------------------
                                           November 19,    November 20,
                                               2005            2004
                                            ----------      ----------
 Net sales                                  $1,338,076      $1,286,203
 Cost of sales                                 682,547         665,402
                                            ----------      ----------
 Gross profit                                  655,529         620,801
 Operating, SG&A expenses                      443,697         404,488
                                            ----------      ----------
 Operating profit  (EBIT)                      211,832         216,313
 Interest expense, net                          23,739          21,790
                                            ----------      ----------
 Income before taxes                           188,093         194,523
 Income taxes                                   69,600          72,000
                                            ----------      ----------
 Net income                                 $  118,493      $  122,523
                                            ==========      ==========
 Net income per share:
  Basic                                     $     1.55      $     1.54
  Diluted                                   $     1.54      $     1.52
 Weighted average shares outstanding:
  Basic                                         76,588          79,711
  Diluted                                       77,152          80,748

 (a) Fiscal 2006 operating expense includes $2.8MM in hurricane related expense and $3.7MM in share-based compensation expense related to the adoption of SFAS No.123(R).

 Selected Balance Sheet Information
 (in thousands)
                                Nov. 19,        Nov. 20,      Aug. 27,
                                  2005            2004          2005
                               ----------     ----------     ----------

 Merchandise inventories       $1,681,015     $1,629,312     $1,663,860
 Current assets                 2,000,758      1,839,997      1,929,459
 Property and equipment, net    1,965,632      1,823,972      1,937,615
 Total assets                   4,339,831      4,019,804      4,245,257
 Accounts payable               1,514,571      1,490,336      1,539,776
 Current liabilities            1,844,868      1,792,662      1,811,159
 Debt                           1,789,775      1,824,775      1,861,850
 Stockholders' equity             521,282        287,058        391,007
 Working capital                  155,890         47,335        118,300

 --------------------------------------------------------------------

 Adjusted Debt /                         November 19,     November 20,
 EBITDAR (Trailing 4 Qtrs)                   2005             2004
 -------------------------                ----------       ----------
 Net income                               $  562,870       $  566,981
 Add: Interest                               104,392           94,334
      Taxes                                  297,382          338,600
                                          ----------       ----------
 EBIT                                        964,644          999,915

 Add: Depreciation                           140,756          108,598
      Rent expense                           154,203          118,017
      Option expense                           3,739               --
                                          ----------       ----------
 EBITDAR                                  $1,263,342       $1,226,530

 Debt                                     $1,789,775       $1,824,775
 Add : Rent x 6(b)                           796,056          708,102
                                          ----------       ----------
 Adjusted debt                            $2,585,831       $2,532,877

 Adjusted debt to EBITDAR                        2.0              2.1

 Selected Cash Flow Information
 (in thousands)
                                                12 Weeks Ended
                                         -----------------------------
                                         November 19,     November 20,
                                             2005              2004
                                          ----------       ----------
 Depreciation                             $   30,816       $   25,657
 Capital spending                         $   58,457       $   58,807

 Cash flow before share repurchase:
  Net increase (decrease) in cash
   and cash equivalents                   $    6,568       $  (12,971)
 Subtract decrease in debt                   (72,075)         (44,475)
 Subtract share repurchases                   (9,787)         (30,000)
                                          ----------       ----------
 Cash flow before share repurchases
  and changes in debt                     $   88,430       $   61,504
                                          ==========       ==========

 Other Selected Financial Information
 (in thousands)
                                         November 19,     November 20,
                                             2005              2004
                                          ----------       ----------
 Cumulative share repurchases ($)         $4,111,553       $3,704,913

 Cumulative share repurchases (shares)        87,158           82,570
 Shares outstanding, end of quarter           76,682           79,608

 --------------------------------------------------------------------

                                         November 19,     November 20,
                                             2005              2004
                                          ----------       ----------
 Return on Equity (ROE)(b)                    141.9%           151.1%
 --------------------------------------------------------------------

                                              Trailing 4 Quarters
                                         ----------------------------
                                         November 19,     November 20,
                                             2005              2004
                                          ----------       ----------
 Return on Invested Capital (ROIC)(b)          23.2%            24.9%
 --------------------------------------------------------------------
 (b) Excludes the impact from the cumulative lease accounting adjustment and the one-time income tax benefit from the
     repatriation from foreign subsidiaries recorded in the second quarter of fiscal year 2005.

 AutoZone's 1st Quarter Fiscal 2006
 Selected Operating Highlights

 Store Count & Square Footage
 ----------------------------
                                                12 Weeks Ended
                                         -----------------------------
                                         November 19,     November 20,
                                             2005             2004
                                          ----------       ----------
 Domestic stores:
  Store count:
  Stores opened                                   33               28
  Hurricane-related store closures                13               --
  Replacement stores                               3                1
  Total domestic stores                        3,612            3,448

  Stores with commercial sales                 2,103            2,132

  Square footage (in thousands):              22,937           21,862
  Square footage per store                     6,350            6,340

 Stores in Mexico:
  Stores opened                                    3                1
  Total stores in Mexico                          84               64

 Total stores chainwide                        3,696            3,512

 Sales Statistics (Domestic Stores Only)
 --------------------------------------
                          12 Weeks Ended         Trailing 4 Quarters
                     -----------------------   -----------------------
                      Nov. 19,     Nov. 20,     Nov. 19,     Nov. 20,
                        2005         2004         2005         2004
                     ----------   ----------   ----------   ----------
 Total retail
  sales ($ in
  thousands)         $1,126,631   $1,081,758   $4,840,521   $4,730,073
   % Increase vs
    LY retail sales           4%           0%           2%           1%
 Total commercial
  sales ($ in
  thousands)         $  160,425   $  163,607   $  714,968   $  736,905
   % Increase vs
   LY commercial
   sales                     (2%)         (2%)         (3%)          6%

 Sales per average
  store ($ in
  thousands)         $      357   $      363   $    1,574   $    1,630
 Sales per average
  square foot                56           57          248          257

                                                12 Weeks Ended
                                         -----------------------------
                                         November 19,     November 20,
                                             2005             2004
                                          ----------       ----------
 Same store sales                               1%              (3%)

 Inventory Statistics (Total Stores)
 ----------------------------------                 as of
                                         November 19,     November 20,
                                             2005              2004
                                          ----------       ----------
 Accounts payable/inventory                   90.1%            91.5%

 ($ in thousands)
 Gross inventory(c)                       $1,681,015       $1,629,312
 Gross inventory(c) / store               $      455       $      464

 Net inventory (net of payables)          $  166,444       $  138,976
 Net inventory  / store                   $       45       $       40

 (c) Gross inventory excludes Pay On Scan inventory. This is the reported balance sheet number.

                                               Trailing 4 Quarters
                                          November 19,    November 20,
                                              2005           2004
 Inventory turns:                         -----------     -----------
  Based on average inventories                1.8  x          1.8  x
  Based on ending inventories                 1.8  x          1.8  x
 Inventory turns, net of payables:
  Based on average inventories                9.5  x         10.0  x
  Based on ending inventories                17.6  x         20.7  x

CONTACT:  AutoZone, Inc.
          Financial: Brian Campbell
          (901) 495-7005
          brian.campbell@autozone.com

          Media: Ray Pohlman
          (901) 495-7962
          ray.pohlman@autozone.com